UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2015
__________________
SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (864) 751-4880

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Entry into a Material Definitive Agreement.
On March 31, 2015 Scio Diamond Technology Corporation (the "Company") entered into an employment agreement with each of Gerald A. McGuire, President, Chief Executive Officer and a director of the Company (the "McGuire Employment Agreement"), and Jonathan M. Pfohl, Chief Financial Officer of the Company (the "Pfohl Employment Agreement" and together with the McGuire Employment Agreement, the "Employment Agreements"). The terms of the Employment Agreements are summarized below.
Mr. McGuire was appointed President, Chief Executive Officer and a director of the Company on July 11, 2014.  Following his termination as Chief Financial Officer of the Company on June 11, 2014, Mr. Pfohl acted as the Company's Acting Chief Financial Officer from June 25, 2014 until he was reappointed Chief Financial Officer on October 29, 2014.  As disclosed in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 26 and July 17, 2014, Mr. McGuire was elected as a director ex officio as a result of his appointment as President and Chief Executive Officer of the Company, pursuant to the terms of a Settlement Agreement among the Company and various stockholders of the Company.  Aside from Mr. McGuire's election as a director under the circumstances described above, prior to his appointment as President and Chief Executive Officer of the Company on July 11, 2014 there were no arrangements or understandings between Mr. McGuire and any other persons pursuant to which Mr. McGuire was selected as an officer.  From the time of his termination on June 11, 2014 to his reappointment as Chief Financial Officer of the Company on October 29, 2014, there were no arrangements or understandings between Mr. Pfohl and any other persons pursuant to which Mr. Pfohl was selected as an officer.
The Employment Agreements provide that, subject to earlier termination as provided in the agreements, Messrs. McGuire's and Pfohl's employment as President and Chief Executive Officer and Chief Financial Officer, respectively, will be for a term of three years, expiring on March 31, 2018.  Upon expiration of the initial term, and subject to earlier termination as provided in the agreement, the respective Employment Agreements will be automatically extended for successive one year renewal periods.
The Employment Agreements each provide that Messrs. McGuire and Pfohl, respectively, will receive an annual base salary of $200,000, subject to periodic review and increase by the Compensation Committee of the Company's Board of Directors, in its discretion.  In addition, Messrs. McGuire and Pfohl will each receive a performance-based cash bonus under the Company's then-existing incentive bonus plan, the performance and other criteria applicable to which will be established and determined in accordance with such plan.  In order to receive their respective bonus, Messrs. McGuire and Pfohl must be employed at the time the bonus is paid.
The Employment Agreements also provide Messrs. McGuire and Pfohl with certain other compensation and benefits, including eligibility to participate in all employee benefit plans and programs made available from time to time to the Company's executive and management employees, paid time off, and reimbursement of reasonable and necessary out-of-pocket business, travel and entertainment expenses.
Under their respective employment agreements, Messrs. McGuire and Pfohl are entitled to receive severance benefits if their employment is terminated under certain circumstances.  In this regard, if Mr. McGuire's or Mr. Pfohl's employment is terminated by the Company without "Cause" (as defined in the Employment Agreements), by Messrs. McGuire or Pfohl for "Good Reason" (as defined in the Employment Agreements), other than for Cause in the 12 months following a "Change in Control" (as defined in the Employment Agreements), they will be entitled to the following severance benefits: (i) a cash payment equal to 1.0x base salary if Mr. McGuire or Mr. Pfohl has been employed for 24 months, but only .5x base salary if employed for less than 24 months, payable in a lump sum or ratably on a monthly basis over the 12-month period following termination; (ii) a pro rata portion, in cash, of the annual performance bonus Mr. McGuire or Mr. Pfohl would have earned for the fiscal year in which termination occurs if his employment had not ceased; and (iii) payment of accrued vacation time pursuant to Company policy and reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.
If Mr. McGuire's or Mr. Pfohl's employment is terminated by the Company for Cause or if Mr. McGuire or Mr. Pfohl voluntarily terminate their employment, they will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. McGuire and Mr. Pfohl their accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.
If Mr. McGuire's or Mr. Pfohl's employment is terminated by reason of death or disability, they or their estates will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. McGuire and Mr. Pfohl or their estates their accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs. In the case of disability, Messrs. McGuire and Pfohl will also be entitled to a pro rata portion, in cash, of the annual performance bonus Mr. McGuire or Mr. Pfohl would have earned for the fiscal year in which termination occurs if his employment had not ceased.
Messrs. McGuire and Pfohl are bound by noncompetition provisions that restrict them from competing with the Company (with certain exceptions) for 12 months following the termination of their respective employment with the Company.  Messrs. McGuire and Pfohl also are subject to nonsolicitation restrictions with respect to Company customers and employees for a 24-month period.  Finally, Messrs. McGuire and Pfohl are subject to confidentiality provisions protecting the Company's confidential business information from unauthorized disclosure.
The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated March 31, 2015 between the Company and Gerald A. McGuire
99.2	Employment Agreement dated March 31, 2015 between the Company and Jonathan M. Pfohl

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: April 6, 2015	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated March 31, 2015 between the Company and Gerald A. McGuire
99.2	Employment Agreement dated March 31, 2015 between the Company and Jonathan M. Pfohl